                                                               EXHIBIT (h)(1)(i)
                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                          ING VARIABLE PORTFOLIOS, INC.

                                       AND

                             ING FUNDS SERVICES, LLC

SERIES                                     ADMINISTRATIVE SERVICES FEE
-------------------------------------   -----------------------------------
                                        (as a percentage of managed assets)

ING VP Growth Portfolio                   0.055% on the first $5 billion
                                              0.030% over $5 billion

ING VP Index Plus LargeCap Portfolio      0.055% on the first $5 billion
                                              0.030% over $5 billion

ING VP Index Plus MidCap Portfolio        0.055% on the first $5 billion
                                              0.030% over $5 billion

ING VP Index Plus SmallCap Portfolio      0.055% on the first $5 billion
                                              0.030% over $5 billion

ING VP International Equity Portfolio     0.055% on the first $5 billion
                                              0.030% over $5 billion

ING VP Small Company Portfolio            0.055% on the first $5 billion
                                              0.030% over $5 billion

ING VP Technology Portfolio               0.055% on the first $5 billion
                                              0.030% over $5 billion

ING VP Value Opportunity Portfolio        0.055% on the first $5 billion
                                              0.030% over $5 billion
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